UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-185891	99-0376434
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

One Kendall Square, Building 400, 4th Floor
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 674-1865

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 7, 2014, Enumeral Biomedical Holdings, Inc. (the “Company”) entered into an Indenture of Lease (the “Lease”) with King 200 CPD LLC (“Landlord”), pursuant to which the Company will lease 16,825 square feet of office and laboratory space located at 200 Cambridge Park Drive in Cambridge, Massachusetts (the “Premises”). Under the terms of the Lease, the Company will receive the benefit of a mutually agreed upon “turn-key” build out by Landlord for the Premises.

The term of the lease (the “Term”) is five years beginning on the Term Commencement Date, which is defined in the Lease as the earlier of (i) substantial completion of certain improvements to the Premises as set forth in the Lease or (ii) the date on which the Company first uses the Premises, or any portion thereof, as permitted pursuant to the provisions of the Lease. Pursuant to the Lease, the Estimated Term Commencement Date is March 15, 2015.

Under the terms of the Lease, the initial base rent will be $42.50 per square foot, or approximately $715,062 on an annual basis, which will increase incrementally over the Term, reaching approximately $804,739 on an annual basis in the fifth year of the Term.  In addition, the Company is obligated to pay a proportionate share of the operating expenses and applicable taxes associated with the Premises, as calculated pursuant to the terms of the Lease.  Pursuant to the terms of the Lease, the Company also agreed to deliver to Landlord a security deposit in the amount of $529,698.78, either in the form of cash or an irrevocable letter of credit, which may be reduced to $411,987.94 following the second anniversary of the Term Commencement Date if the Company meets certain financial conditions set forth in the Lease.

Pursuant to the terms of the Lease, the Company may not assign, sublet or otherwise transfer its interest in the Lease or the Premises without Landlord’s prior written consent, except under certain circumstances specified in the Lease. Landlord may terminate the Lease and Company’s right to possession of the Premises in the event of a default or breach of the Lease by the Company, as specified in the Lease, subject to applicable cure periods. In the event of any such termination, the Company will be obligated to continue to pay all amounts due under the Lease until the end of the Term (the “Entire Amount”), which amounts will be reduced by payments actually received by Landlord from any replacement tenant, net of any expenses incurred by Landlord.  Landlord may elect to recover the Entire Amount in a lump sum to be calculated in accordance with the formula set forth in the Lease.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Dated: November 12, 2014	By:	/s/ Arthur H. Tinkelenberg
Name: Arthur H. Tinkelenberg
Title: Chief Executive Officer